EXHIBIT 10.5

Purchase Agreement - Clock Molds

                                Nutek Inc.
                   	23792 Rockfield Blvd., Suite 140
              Lake Forest, CA  92630   Tel: (949) 587-9400
                           Fax: (949) 587-9534

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                               Table of Contents

Table of Contents................................................ 2
Confidentiality Statement........................................ 3
Existing Product................................................. 3
PRODUCT.......................................................... 3
Purchase Agreement with Nutek Inc................................ 3
RECITALS......................................................... 3
SERVICE..........................................................	4
PRODUCT..........................................................	4
RESPONSIBILITIES.................................................	4
PAYMENT..........................................................	4
CONFIDENTIALITY..................................................	5
NON COMPETE......................................................	5
WARRANTIES.......................................................	5
INTEGRATION......................................................	6
CONSTRUCTION AND JURISDICTION.................................... 6
ATTORNEY'S FEES..................................................	6

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Confidentiality Statement

The information embodied in this Purchase Agreement is strictly confidential and is supplied on the understanding that it will be held confidentially and not disclosed to third parties without the prior written consent of Nutek, Inc.

Existing Product

PRODUCT

The product is the clock molds currently owned by certain individuals and Century Clocks, S.A.

The molds and tooling to are in existence. Nutek Inc. is seeking to purchase all rights, title and interest to the product.

Purchase Agreement with Nutek Inc.

Agreement entered into this 27th day of April, 1999 by and between Century Clocks S.A., Brett Peattie, Edward Shaw and Murray Conradie hereinafter, referred to as "SELLER" and Nutek, Inc. of 23792 Rockfield Blvd., Suite 140 Lake Forest CA 92630 hereinafter "PURCHASER".

                              RECITALS

WHEREAS, SELLER has created and has sole right and title to several molds used for the manufacture of clocks the "product". SELLER has the required tooling and dies to produce the clocks Nutek requires, and

WHEREAS, SELLER seeks to sell this product which he holds all rights, patents, title and interest to, to the general public at large; and

WHEREAS, PURCHASER has an interest and is in the business of developing, marketing, manufacturing and the management, promotion of clocks and has the management knowledge and expertise to manufacture, promote and market the product; and

WHEREAS, PURCHASER is willing to purchase all rights, patents, title and interest to the "product" pursuant to the following terms and conditions:

NOW, THEREFORE, in consideration of these premises and those other terms and conditions set forth hereinafter, the parties agree as follows:

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1. SERVICE.

PURCHASER is to receive all rights, patents, title and interest to the "product". The parties may amend and supplement this agreement from time to time in writing under mutual agreement, and such supplement, signed by both parties with all amendments and supplements thereto, shall be attached to this Agreement, and made a part hereof.

2. PRODUCT.

PURCHASER will acquire and retain sole and exclusive rights to the Product.

4. PAYMENT.

I. PURCHASER shall receive all rights, title and interest to the product. PURCHASER shall pay SELLER a "Royalty Payment" of Three (3%) percent of Net Gross revenues, and a payment of Five Hundred and Twenty Thousand ($520,000.00) dollars made up as follows in the next paragraphs.

II. PURCHASER to pay Sixty Five Thousand (65,000) shares of Nutek restricted stock within 30 days of signing of agreement to Brett Peattie. This stock has a value of $0.185 per share and represents Twelve Thousand dollars ($12,000.00). PURCHASER to pay Two Hundred Thousand (200,000) shares of
Nutek restricted stock within 60 days of signing of agreement to Edward
Shaw. This stock has a value of $0.20 per share and represents Forty Thousand dollars ($40,000.00). PURCHASER to pay One million Fifty Thousand (1,050,000) shares of Nutek restricted stock within 150 days of signing of agreement to Murray Conradie. This stock has a value of $0.35 per share and represents Forty Thousand dollars ($367,500.00). This stock is to be restricted for a period of one (1) year.

III. PURCHASER will pay Forty Three Thousand ($43,000.00) dollars in cash to Century Clocks SA in no more than thirty (30) days. Murray Conradie will enter on the books of Century Clocks Inc, an amount owed to him by Century Clocks Inc. of Fifty Seven Thousand ($57,000.00) dollars for cash already paid to Century Clocks SA for the molds. The molds are to be utilized as collateral for this loan.

IV. Royalty payments will be increased by Two (2%) percent until the balance of the loan as referenced in paragraph (III) has been paid in full.

V. PURCHASER agrees to submit quarterly reports to SELLER and to keep SELLER informed of the number of Products shipped and amount paid. Reports shall be submitted within thirty (30) days of the end of each quarter. Such reports shall include the number of Product shipped, sold and amount paid from previous quarter.


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4. CONFIDENTIALITY.

SELLER agrees to hold all information that SELLER obtains as confidential for the purposes of this agreement. SELLER agrees not to use or disclose confidential information to any person or entity, except as necessary under this Agreement. Nothing herein above written shall prevent the parties from making any disclosure which is required by law, government regulation, or rule, or which disclosure is ordered or otherwise required by a court of competent jurisdiction through its subpoena power or otherwise or by a state or federal regulatory or other governmental agency.

5. NON COMPETE.

The SELLER and PURCHASER both agree that during the term of this Agreement they shall not either directly or indirectly compete or enter into any agreement to compete in any way with each other. The provisions of this section shall be enforceable in a court of law or equity by an injunction or an action of specific performance.

6. WARRANTIES.

SELLER hereby represents and warrants to PURCHASER  the following:

The execution, delivery and performance of this Agreement is within SELLER's powers and does not contravene any law or contractual restriction binding on or affecting SELLER.

This Agreement is a legal, valid and binding obligation of SELLER enforceable against SELLER in accordance with its respective terms.

SELLER has full right, title and ownership of the Product.

PURCHASER hereby represents and warrants to SELLER the following:

PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State Nevada. The execution, delivery and performance by PURCHASER of this Agreement is within PURCHASER's corporate powers, has been duly authorized by all necessary corporate or stockholder action on its part, does not contravene restriction binding on or affecting PURCHASER or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

This Agreement is a legal, valid and binding obligation of PURCHASER enforceable against PURCHASER in accordance with its respective terms.


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7. INTEGRATION.

This Agreement together with all exhibits amendments and supplements represents the complete and entire Agreement between the parties hereto. This Agreement either embodies or supersedes all prior, contemporaneous or subsequent oral agreements, representations, understandings, and all written notations, memoranda or correspondence of any party hereto, their agents, employees or other related persons, related to the work contemplated in this Agreement.

8. CONSTRUCTION AND JURISDICTION.

This Agreement shall be construed and enforced pursuant to the laws of the State of California, USA. By affixing their signatures to this agreement, the parties hereby submit themselves to the courts of the State of California, for the judicial resolution of any disputes arising under the terms, interpretation or performance of this agreement. If any one or more paragraphs in this Agreement is found to be unenforceable or invalid, the parties agreement on all other paragraphs shall remain valid. Non enforcement of any section of this Agreement by either party does not constitute a waiver or consent and both parties reserve the right to enforce this Agreement at their discretion.

9. ATTORNEY'S FEES.

In the event either party is required to retain counsel to enforce the provisions of this Agreement or to bring legal action to enforce the provisions of this Agreement or remedy any breaches of this Agreement, the prevailing party in such action shall be entitled to its costs and attorney's fees incurred in such action or procedure, whether or not an action is ultimately filed in a court of proper agreed jurisdiction.

WHEREFORE, the parties have affixed their signatures to this Agreement the date first above stated. Furthermore, by signing this Agreement all signature parties acknowledge they fully understand and agree to all the terms and conditions of this Agreement.

PURCHASER	 	                      			SELLER

Signatures                           Signatures
/s/  Murray N. Conradie		            /s/ Brett Peattie
-------------------------            ------------------------
CEO/President Nutek Inc.	           	Century Clocks, SA

                                     /s/ Edward Shaw
                                     ------------------------
                                     Century Clocks, SA

                                     /s/ Murray Conradie
                                     ------------------------
                                     Century Clocks, SA

Date:  April 30, 1999                Date:  April 30, 1999


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